Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statement (Nos. 333-234556, 333-233661, 333-215878, 333-209386, 333-201890, 333-201889, 333-249861, 333-248747, 333-183747 and 333-186446) on Form S-8, and Registration Statement (No. 333-233660) on Form S-3 of LSI Industries Inc. of our report dated August 5, 2021, relating to the consolidated financial statements of JSI Holding Corp. and Subsidiaries, appearing in Amendment No. 1 of this Current Report on Form 8-K/A.

/s/ RSM US LLP

Boston, Massachusetts

August 5, 2021